October 10, 2011

Securities and Exchange Commission

100 F Street NE

Washington, D.C.  20549

Re:      American Environmental, Inc.

We have read Item 4.01 of American Environmental, Inc. Form 8-K/A dated October 6, 2011 and agree with the statements contained therein, insofar as they apply to Lake & Associates, CPA's LLC.

Very truly yours,

/s/ Lake & Associates, CPA's LLC

Lake & Associates, CPA's LLC

Schaumburg, Illinois

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847-524-0800
Fax: 847-524-1655